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                                                                   Exhibit 3.151

                                     BY-LAWS

                                       OF

                                    ARTICLE I

                                     OFFICES

     The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the in of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

     SECTION 3. PLACE OF MEETING. The board of directors may designate any place, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at

     SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than forty days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records

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of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than forty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

     SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting


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may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9. VOTING OF SHARES.Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian, or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their share, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

     Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 11. CUMULATIVE VOTING. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by


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him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

     SECTION 12. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall appoint one or more persons as inspectors for such meeting.

     Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by its board of directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of


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shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

     SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     SECTION 9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation or by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

     SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services


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to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 12. EXECUTIVE COMMITTEE. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. NUMBER. The officers of the corporation shall be a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a treasurer, a secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

     SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


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     SECTION 4. PRESIDENT. The president shall be the principal executive officer of the corporation. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     SECTION 5. THE VICE-PRESIDENTS. The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 6. THE TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful


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discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

     SECTION 7. THE SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

     SECTION 9. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


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     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                                   ARTICLE VI

                           CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the president or a vice-president or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

     The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.


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                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  ARTICLE VIII

                                    DIVIDENDS

     The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                   ARTICLE IX

                                      SEAL

     The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                    ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

     The power to make, alter, amend, or repeal the by-laws of the corporation shall be vested in the board of directors, unless reserved to the shareholders by the articles of incorporation. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.


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                     SUGGESTION FOR INDEMNIFICATION - BY-LAW

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

     SECTION 1. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving. at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     The chairman called for the nomination of officers. Thereupon the following persons were nominated for officers of the corporation, to serve for the term provided in the by-laws:

     President
     Vice-President
     Secretary
     Treasurer


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     No further nominations being made the nominations were closed and the directors proceeded to vote on the nominees. All of the directors present at the meeting having voted and the vote having been counted, the chairman announced the aforesaid nominees had been duly elected to the offices set before their respective names, by the affirmative vote of all directors of the corporation present at the meeting, to serve for the term provided in the by-laws.

     The secretary of the meeting then presented a corporate seal conforming to the provisions of the by-laws, said seal making the following impression:

     Thereupon, on motion duly made and seconded, the following resolution was unanimously adopted:

          RESOLVED that the seal presented to this meeting be and it hereby is adopted as the seal of this corporation.

     The secretary then presented to the meeting a form of certificate representing shares of the corporation.

     Thereupon, on motion duly made and seconded, the following resolution was unanimously adopted:

          RESOLVED that the certificates to represent the shares of this corporation shall be in the form of the specimen certificate presented to this meeting, and said specimen certificate shall be inserted in the minute book of this corporation immediately following the minutes of this meeting.

     The chairman then stated to the meeting that prior to the filing of the articles of incorporation in the office of the Secretary of State, subscriptions to the shares of the corporation had been executed as follows:

                   Number      Amount
Name   Address   of Shares   Subscribed
----   -------   ---------   ----------


     The chairman stated further that he was advised that under the laws of the State of Illinois, the filing of the articles of incorporation by the Secretary of State constituted acceptance by the corporation of all existing subscriptions to its shares, and that it was in order for the board of directors to determine the time and manner of payment of such subscription:

     Thereupon, on motion duly made and seconded, the following resolutions were unanimously adopted:


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

          RESOLVED that the subscribers to shares of this corporation be and they are hereby requested to make full payment forthwith to the treasurer of the corporation for their shares.

          FURTHER RESOLVED that the treasurer be and he is hereby directed to give notice of this action of the board of directors to all subscribers.

          FURTHER RESOLVED that the shares subscribed for shall be issued for the consideration stated in the subscription agreement, and that when and as any subscriber shall make full payment to the treasurer of this corporation for the shares subscribed by him in accordance with the subscription agreement heretofore accepted, the shares of said subscriber shall be deemed full paid and nonassessable.

          FURTHER RESOLVED that, when and as any subscriber shall make full payment for his shares to the treasurer of this corporation, the proper officers of this corporation, as provided in the by-laws, shall execute and deliver to said subscriber a certificate or certificates representing said shares.

     Thereupon, on motion duly made and seconded, the following resolution was unanimously adopted:

          RESOLVED that the officers of this corporation be and they are hereby authorized and directed to pay all organization expenses of this corporation out of the funds of this corporation.

     There being no further or other business to come before the meeting, on motion duly made, seconded and carried, the meeting adjourned.


                                        ----------------------------------------
                                        Secretary of the Meeting

APPROVED:

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